Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report on Pioneer Mid-Cap Fund dated November 5, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 27 and Amendment No. 27 to Registration Statement File Nos. 2-79140 and 811-07525, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
January 26, 2000